Exhibit 99.1

Decision in administrative proceeding regarding Urigen’s stock

Wilmington, DE, October 1, 2012 -- Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development of treatments for urological disorders and pain, announced that a decision was rendered on September 19, 2012 in the administrative proceeding pursuant to Section 12(j) of the Securities Exchange Act of 1934 before the Securities and Exchange Commission (SEC) revoking the registration of the registered securities of the Company. Urigen has been delinquent in its SEC filings since it failed to timely file its 2010 Form 10-K in September, 2010. The company previously reported on June 5, 2012, that it had filed a response in the administrative proceeding.  On August 10, 2012 Urigen filed the 2010 Form 10-K and in the administrative proceeding, given that the Company would not have been able to make all required SEC filings prior to a decision being rendered by the Judge, proposed a plan to make all delinquent filings and to become current in its filing obligations over the next several months.  The Company does not intend to appeal the Judge’s decision which will become final when the SEC enters an order of finality on or around October 10, 2012.

The company’s Stock previously traded under the designation (URGP.PK) on the OTC Markets (OTC Pink).  Once the Company's registration is revoked and there is no longer a public market for its securities, stockholders will be prohibited from transferring or selling their shares except in exempt transactions that are in compliance with the United States and applicable state securities laws.  Shareholders who wish to effect any transfers or sales should consult with their own legal counsel to ensure compliance with all applicable law. Further, the Company will only be able to raise additional capital through the issuance of stock or debt in private offerings that are exempt from the registration requirements of the Securities Act of 1933.

The revocation of the Company’s registration is not expected to have any immediate adverse effect on the operations of the Company.  Management believes progress is being made through the activities in place for short term revenue generation and for long term development of URG101 as a treatment for bladder pain syndrome/interstitial cystitis

Urigen intends to continue to report on all material events by posting such information on its website at www.urigen.com.  The Company proposes to develop an appropriate strategy for moving forward, including consideration of all action necessary to have its securities become registered again under Section 12 of the Securities Act.

About Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. Urigen's lead program targets significant unmet medical need and major market opportunities in urology. Urigen's URG101, a proprietary combination of approved drugs that is instilled into the bladder, targets interstitial cystitis / bladder pain syndrome, which affects approximately 10.5 million men and women in North America.  For further information, please visit Urigen's website at http://www.urigen.com.

Forward-Looking Statement

This update may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Urigen has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Urigen believes that these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Given these risks and uncertainties, investors and security holders are cautioned not to place undue reliance on such forward-looking statements. Urigen does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

SOURCE: Urigen Pharmaceuticals, Inc.

Urigen Pharmaceuticals, Inc.
Dan Vickery, MBA, Ph.D.
Chairman
925-280-2861
http://www.urigen.com